                                                           EXHIBIT 10.25

                                 April 16, 2001

PERSONAL & CONFIDENTIAL

James Strosser
14 Ginger Lily Court
Coto de Costa, CA 92679

James:

      I am pleased to confirm our offer of employment as Vice President of Sales at Converse Inc. ("the Company"). In this position you will report to the CEO, Jack Boys. Your start date will be May 1, 2001.

COMPENSATION:

      If you decide to join us, you will receive an annual salary of $260,000.00 which will be paid commensurate with the normal payroll cycle of the company. The following benefits will be provided by Converse, Inc.

                                BENEFITS PACKAGE

EMPLOYEE BENEFITS:

      You will be eligible for medical and dental benefits based upon the Company's Employee Benefit Program.

PAID TIME OFF:

      You will be eligible for twenty days of Paid Time Off (PTO) on as annual basis to be used for vacation, illness or personal business. Additionally, floating holidays will be determined on a Company-wide basis annually.

MANAGEMENT INCENTIVE PLAN:

      You will be participating in the Executive Management Incentive Plan, which provides for bonus compensation based upon both the Company's and your individual performance. Your total available bonus is fifty percent of annual base salary, of your total bonus compensation, 50% of your bonus compensation will be based on the Company's performance as determined by the Board of Directors annual Financial Operating Plan. Additionally, 50% of your bonus compensation will be based upon achieving the Company's Sales Budget for Net Sales Revenue, Gross Margin, and Sales Expenses for Domestic Sales.

   $260,000 BASE                          ACHIEVING 100% OF        TOTAL
    COMPENSATION       BONUS BREAKDOWN     BONUS THRESHOLD      COMPENSATION
    ------------       ---------------     ---------------      ------------
                     %50 Exe. Mgn. Plan    $65,000              $325,000
                     %50 Sales Objectives  $65,000              $390,000
                                           Maximum Bonus @
                                           50% of base.
                                           $130,000

James Strosser
April 16, 2001
Page 2

This bonus plan is subject to Board of Directors approval.

STOCK INCENTIVE PLAN:

      You will participate in the Executive Management Stock Incentive Plan which consists of 10% of the Company's stock. Your individual percentage will be equal to 10% of the Plan. This Plan is subject to Board of Directors approval.

SEPARATION:

      If the employee is terminated for any reason other than material misconduct or criminal action the Company will pay six months of salary based on employees existing level of annual compensation.

      To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me within one week from the date of this letter. This letter, along with any agreements relating to confidential information between you and Converse Inc., set forth the terms of your employment with Converse, Inc. and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by Converse Inc. and by you.

      Please contact me if you have any questions regarding this employment offer or any points covered in this letter. We look forward to receiving your positive response and look forward to working with you as you join the Converse team.

      I hereby agree and/or accept employment with Converse, Inc. and the terms set forth above. I understand and agree to keep the contents of this letter confidential.

Signature and Date:


/s/ Marsden Cason
--------------------------
Marsden Cason, President
Footwear Acquisitions, Inc.


Signature and Date:


/s/ James Stroesser 4/17/01
---------------------------
James Stroesser